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                                                                  EXHIBIT 10.39

                              NON-EMPLOYEE DIRECTOR
                       NONQUALIFIED STOCK OPTION AGREEMENT

                                 PURSUANT TO THE

                TANDY BRANDS ACCESSORIES, INC. 2002 OMNIBUS PLAN

      THIS NON-EMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of this _____ day of ___________, _______, between TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the "Company"), and ___________, a member of the Board of Directors of the Company ("Director").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to carry out the purposes of the Tandy Brands Accessories, Inc. 2002 Omnibus Plan (the "Plan"), by affording Director the opportunity to purchase shares of the common stock, $1.00 par value per share ("Common Stock"), of the Company.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Option. The Company hereby grants to Director the right and option (the "Option") to purchase an aggregate of ___________ shares (the "Shares") of Common Stock, such Shares being subject to adjustment as provided in Paragraph 8 hereof, on the terms and conditions herein set forth.

      2. Purchase Price. The purchase price of the Shares shall be $___________ per Share, such purchase price being 100% of the Fair Market Value (as defined in the Plan) of the Shares on the date first appearing above (the "Date of Grant").

      3. Exercise of Option. Unless expired as provided in Paragraph 5 below, and subject to the special provisions of Paragraph 6 below, the Option shall be exercisable and one hundred percent (100%) vested six (6) months after the Date of Grant.

      4. Manner of Exercise, Payment of Purchase Price.

            (a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the date of exercise thereof which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Such notice of exercise shall be signed by Director and shall be irrevocable when given.

            (b) The notice of exercise shall be accompanied by the full payment of the purchase price for the Shares. The purchase price may be paid by
      (i) cash, check, bank draft, or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock (as defined in the
      Plan)) owned by Director on the date of

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      exercise, and/or (iii) in any other form of valid consideration as provided in the Plan. In the event Director wishes to pay all or any portion of the purchase price by delivering shares of Common Stock, Director shall, not less than fourteen (14) days prior to the date of exercise, give written notice to the Assistant Secretary of the Company requesting approval of such payment method, setting forth the particulars of the proposed payment method. The Committee (as defined in the Plan) shall approve, disapprove or modify the proposed payment method within fourteen (14) days of its receipt of the request. The failure of the Committee to respond to the request within the time period required shall be deemed an approval of Director's proposed payment method.

            (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 11, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Director and, if Director shall so request in the notice exercising the Option, the Shares shall be registered in the name of Director and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than Director, pursuant to Paragraph 7 hereof or otherwise, such notice shall be accompanied by appropriate proof satisfactory to the Company of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      5. Expiration of Option. The Option shall expire and become null and void upon the happening of whichever of the following events shall first occur: (a) expiration of thirty-six (36) months after Director ceases to be a member of the Board of Directors for any reason other than Director's resignation at the request of the Company for Cause, death or Total and Permanent Disability (as defined in the Plan); (b) a period of thirty-six (36) months shall have elapsed since Director's cessation of service due to Director's death; (c) a period of thirty-six (36) months shall have elapsed since Director's cessation of service due to Total and Permanent Disability (as defined in the Plan); (d) a period of ten (10) years shall have elapsed since the Date of Grant; or (e) Director shall resign at the request of the Company for Cause. For purposes of this Agreement, "Cause" shall mean (i) Director's willful, material and irreparable breach of any agreement that governs the terms and conditions of his or her service to the Company; (ii) Director's breach of any fiduciary or other material duty to the Company or its stockholders; (iii) Director's gross negligence or gross incompetence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of such negligence) of any of Director's material duties and responsibility; (iv) Director's dishonesty, fraud or willful misconduct with respect to the business or affairs of the Company or any of its subsidiaries; or (v) Director's conviction of a felony crime. Except as provided in Paragraph 6, only those portions of the Option exercisable as of the date of termination of Director's service may be exercised, whether such termination is by retirement or otherwise.

      6. Acceleration of Exercise Dates. Notwithstanding the provisions of Paragraph 3: (a) upon Director's cessation of service due to death or Total and Permanent Disability (as defined in the Plan), the Option shall be immediately exercisable, until the expiration date provided in Paragraph 5 above, for the entire number of Shares covered hereby; provided

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however, if Director dies during either of the thirty-six (36) month periods described in clauses (a) or (c) of Paragraph 5, the Option may be exercised, but only to the extent exercisable on the date of Director's death, by the persons or persons entitled to exercise the Option at any time within the thirty-six
(36) month period described in clauses (a) or (c) of Paragraph 5, whichever is applicable, or within twelve (12) months after the date of such death, whichever is the longer period, but in no event after a period of ten (10) years has elapsed since the Date of Grant; (b) upon Director's retirement, the Committee may, in its discretion, permit the Option to be immediately exercisable, until the expiration date provided in clause (a) of Paragraph 5 above, for the entire number of Shares covered hereby; and (c) upon any Change of Control of the Company (as defined in the Plan) the Option may be exercised for a period of sixty (60) days following the date of the Change of Control for the entire number of Shares covered hereby.

      7. Option Nontransferable. Except as otherwise herein provided, the Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege conferred hereby, contrary to the provisions hereof, the Option and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, upon the death of Director, the Option may be exercised by Director's executor, administrator, legatee or distributee as the case may be, in accordance with Paragraph 6. References herein to Director shall include, where applicable, a permitted transferee.

      8. Adjustments of Shares Subject to Option. If the outstanding shares of Common Stock shall at any time be changed or exchanged by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend payable in stock, then the aggregate number of Shares subject to this Agreement and the purchase price of such Shares shall be automatically adjusted such that Director's proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

      9. No Contract. Neither the granting of the Option, the exercise of any part hereof, nor any provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to continue the service of Director as a member of the Board of Directors for any specified period.

      10. Rights as Stockholder. The Option shall not entitle Director or any permitted transferee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of the Option unless and until the Option has been exercised for such Shares and such Shares have been registered in Director's (or permitted transferee's) name upon the stock records of the Company.

      11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of the Option prior to: (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the completion of any listing, registration or other qualification of such Shares on any securities exchange or inter-dealer quotation system

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or under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (c) the determination by the Committee that Director has tendered to the Company any federal, state or local tax owed by Director as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock reserved for issuance upon the exercise of the Option shall not then be registered under the Securities Act of 1933, the Company may upon Director's exercise of an Option, require Director or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent.

      12. Lapse of Option. This Agreement shall be null and void in the event Director shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Director.

      13. Construction. The Committee shall have authority to make reasonable constructions of the Option and to correct any defect or supply any omission or reconcile any inconsistency in the Option, and to prescribe reasonable rules and regulations relating to the administration of the Option.

      14. Notice. Any notice relating to this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the Company at its main office at 690 E. Lamar Boulevard, Suite No. 200, Arlington, Texas 76011 or to such other address as may be hereafter specified by the Company, to the attention of the Company's Assistant Secretary. All notices to Director shall be delivered to Director at Director's address specified below or to such other address as may be hereafter specified by Director.

      15. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      16. Binding Effect. This Agreement shall be binding upon the permitted transferees, heirs, executors, administrators, and successors of the parties hereto.

      17. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

      18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      19. Governing Instrument and Law. The Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, which terms and provisions are hereby incorporated herein by reference, and by the laws of the State of Texas,

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and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

      20. Entire Agreement. The Plan and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof.

      21. Nonqualified Stock Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code and shall not be so construed.

                                TANDY BRANDS ACCESSORIES, INC.

                                By: ____________________________________________
                                    J.S.B. Jenkins
                                    President and Chief Executive Officer
Accepted and Agreed:

DIRECTOR:

________________________________       Date: ___________________________________
________________________________
Address: ________________________
         ________________________